As filed with the Securities and Exchange Commission on April 14, 1997
                                Registration No. 333-
======================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                  -----------------------------------
                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
               ----------------------------------------
                 GENERAL EMPLOYMENT ENTERPRISES, INC.
        (Exact name of registrant as specified in its charter)

        ILLINOIS                                 36-6097429
(State or other jurisdiction of               (I.R.S. employer
incorporation or organization)               identification no.)

                  Oakbrook Terrace Tower, Suite 2100
                   Oakbrook Terrace, Illinois 60181
     (Address of principal executive offices, including zip code)

                 GENERAL EMPLOYMENT ENTERPRISES, INC.
                        1997 STOCK OPTION PLAN
                       (Full title of the plan)

                           HERBERT F. IMHOFF
           Chairman of the Board and Chief Executive Officer
                 General Employment Enterprises, Inc.
                  Oakbrook Terrace Tower, Suite 2100
                   Oakbrook Terrace, Illinois 60181
                (Name and address of agent for service)

                            (630) 954-0400
     (Telephone number, including area code, of agent for service)

                            With a copy to:
                         LINDA JEFFRIES WIGHT
                         Schiff Hardin & Waite
                           7200 Sears Tower
                        Chicago, Illinois 60606
                            (312) 258-5619
                  ----------------------------------

                    CALCULATION OF REGISTRATION FEE
=========================================================================================================

                                                       Proposed         Proposed
                                                        maximum          maximum
 Title of Securities to be             Amount       offering price      aggregate           Amount of
        Registered                      to be          per share     offering price     registration fee
                                     registered           (1)              (1)                (1)
Common Stock, no par value(1)          250,000            $9.25         $2,312,500            $701
Preferred Stock Purchase Rights
=========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, based on $9.25 per share, the average of the high and low sales prices of the Common Stock on April 8, 1997 as reported on the consolidated reporting system. The value attributable to the Preferred Stock Purchase Rights is reflected in the value attributable to the Common Stock.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by General Employment Enterprises, Inc. (the "Registrant") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996;

     (b) The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1996; and

     (c) The description of the Registrant's Common Stock, no par value contained in the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on March 3, 1967, under the Securities Act of 1933, and in the Registration Statement filed on Form 8-A filed with the Commission on February 21, 1990 under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 8.75 of the Illinois Business Corporation Act of 1983 permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Article VII of the By-Laws of the Registrant ("Article VII") provides that each person who was or is a party to, or has threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or that he or she was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by the Registrant, to the fullest extent authorized by the Illinois Business Corporation Act of 1983, as currently in effect, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article VII provides that the rights conferred thereby are contract rights between the Registrant and each Director or Officer serving in each such capacity, and any repeal or modification of Article VII shall not affect any rights or obligations thereunder with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. Article VII provides that the Registrant may, by action of the Board of Directors, provide indemnification to its employees or agents of the Registrant, or those who are serving at the request of the Registrant as employees or agents of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that to the extent such employee or agent has succeeded on the merits or otherwise in the defense of any action, suit or proceeding to which he or she was made a party by reason of his or her status as an employee or agent acting in the above-described capacity, or in defense of any claim, issue or matter therein, the Registrant shall indemnify such employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Registrant has insurance which, subject to certain policy limits, deductible amounts and exclusions, insures directors and officers of the Registrant for liabilities incurred as a result of acts committed in their capacity as directors and officers or claims made against them by reason of their status as directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 6 hereof.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, on this 24th day of February, 1997.

                           GENERAL EMPLOYMENT ENTERPRISES, INC.

                           By:  /s/ Herbert F. Imhoff
                                 ------------------------------
                                    Herbert F. Imhoff
                                    Chairman of the Board
                                    and Chief Executive Officer

                           POWER OF ATTORNEY

     Each person whose signature appears below appoints Herbert F. Imhoff and Herbert F. Imhoff, Jr. or either of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any amendments to this registration statement that either of such attorneys will deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock of the Registrant that are subject to this registration statement, which amendments may make such changes in such registration statement as either of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys will do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                    Title              Date
  ---------                    -----              ----

 /s/ Herbert F. Imhoff        Director,           February 24, 1997
----------------------        Chairman of the
     Herbert F. Imhoff        Board, and Chief
                              Executive Officer
                              (Principal Executive
                              Officer)

/s/ Kent M. Yauch             Chief Financial     February 24, 1997
----------------------        Officer and
    Kent M. Yauch             Treasurer
                              (Principal Financial
                              and Accounting
                              Officer)

  Signature                    Title              Date
  ---------                    -----              ----

/s/ Herbert F. Imhoff, Jr.     Director           February 24, 1997
--------------------------
    Herbert F. Imhoff, Jr.

/s/ Sheldon Brottman           Director           February 24, 1997
--------------------------
    Sheldon Brottman

/s/ Leonard Chavin             Director           February 24, 1997
--------------------------
    Leonard Chavin

/s/ Delain G. Danehey          Director           February 24, 1997
--------------------------
    Delain G. Danehey

/s/ Walter T. Kerwin, Jr.      Director           February 24, 1997
--------------------------
    Walter T. Kerwin, Jr.

/s/ Howard S. Wilcox           Director           March 3, 1997
--------------------------
    Howard S. Wilcox

                             EXHIBIT INDEX


EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

   5             Opinion of Schiff Hardin & Waite

  23.1           Consent of Ernst & Young LLP

  23.2           Consent of Schiff Hardin & Waite
                 (contained in their opinion filed as Exhibit 5)

  24 Powers of Attorney (contained on the signature pages hereto)